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EXHIBIT 10.10

EMPLOYMENT AGREEMENT WITH ALAN L. HOOVER

EMPLOYMENT AGREEMENT

THIS AGREEMENT is dated as of the 1st day of April, 2006, between Kahiki Foods, Inc., an Ohio corporation (the "Company"), and Alan L. Hoover ("Employee").

Recitals

A. The Employee has been and is presently employed by the Company and wishes to continue in the employ of this Company on the terms provided herein.

B. The Employee possesses an intimate knowledge of the business and affairs of the Company and its policies, procedures, methods and personnel.

In consideration of the mutual covenants herein contained, and for other good and valuable consideration, the parties hereto hereby agree as follows:

1. EMPLOYMENT. The Company hereby employs Employee to perform the duties described in this Agreement and the Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

2. DUTIES. The Employee shall serve as President and Chief Executive Officer of the Company or such other position as may be agreed between the Employee and the Company, and shall perform such duties, services and responsibilities incident to such position as determined from time to time by the Board of Directors (the "Board") which shall be of like kind and character to those being performed by the Employee immediately prior to the date of this Agreement. The Employee also agrees to perform such other duties, services and responsibilities as may from time to time be requested by the Board. The Employee shall devote his full business time, attention and skill to the performance of such duties, services and responsibilities, and will use his best efforts to promote the interests of the Company. The Employee will not, without the prior written approval of the Board, engage in any other business activity which would interfere with the performance of his duties, services and responsibilities hereunder or which is in violation of policies established from time to time by the Company.

The Employee hereby covenants and agrees that he will, at all times during the term hereof, follow and abide by all federal, state and local laws, ordinances, rules and regulations in the standard of professional conduct required by the Company. The Employee further agrees that he will avoid all acts and habits that might injure, harm or threaten in any way the professional standing and/or reputation of the Company and will perform all of his duties consistent with the highest degree of business competence.

The Employee hereby acknowledges and agrees that nothing contained in this Paragraph 2 shall limit or restrict the duties and obligations imposed on him by the statutory and common law of the State of Ohio.

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3. TERM. The term of employment shall be thirty-six months from the date hereof, subject, however, to the following:

a. This Agreement shall be automatically renewed for succeeding terms of one year each unless either party at least thirty (30) days prior to the expiration of any term, shall give written notice of his or its intention not to renew said Agreement.

b. This Agreement may be terminated at any time by mutual agreement in writing of the Company and the Employee.

c. If, during the effective period of this Agreement, the Employee violates the provisions of Paragraph 2 or 4 hereof, the Company, on thirty (30) days' written notice to the Employee, may terminate this Agreement.

d. If, during the effective period of this Agreement, Employee is unable to perform his duties for reason of illness, or any other incapacity, physical or mental, for a period or periods aggregating more than three (3) months in any twelve (12) month period (as he had customarily performed such duties prior to such illness or incapacity), and if, in the opinion of the Company, the Employee's recovery from the illness and incapacity and his return to the performance of his duties (as he had performed them before the illness or incapacity) are not reasonably to be expected within the subsequent three (3) months, the Company, on thirty (30) days' written notice to the Employee, may terminate this Agreement. In such event, the Company shall pay the Employee three (3) months' pay as severance pay, for the three (3) month period beginning on the date on which the Company mailed such notice to the Employee and the Company shall thereafter have no other obligations to the Employee under this Agreement.

During any period of incapacity or illness within the effective period of this Agreement, the Company shall continue to pay the Employee the salary otherwise due by reason of paragraph 5(a) of this Agreement, less any amounts payable to the Employee by reason of any disability, income or other similar policy purchased by the Company for the Employee's benefit.

e. The Company may terminate this Agreement for cause at any time upon written notice to the Employee. Termination of employment for "cause" shall mean termination based on the Employee's breach of this Agreement, conduct by the Employee that is dishonest, fraudulent or unlawful, gross negligence, willful misconduct by the Employee which discredits or damages the Company, or failure to meet reasonable productivity goals set by the Board.

f. In the event of the death of the Employee during the term hereof, the period of employment hereunder shall terminate on the date of death of the Employee, and the Employee's legal representatives shall be entitled to receive the compensation earned by the Employee up to the date of death.

g. Notwithstanding anything contained herein to the contrary, the Company may terminate this Agreement upon thirty (30) days' prior written notice to the Employee without cause.

Upon termination of this Agreement, by its own terms or otherwise, the Employee shall deliver to the Company all equipment, records, copies of records, documents, keys and other property of whatever nature, tangible and intangible, which belong to the Company and are then in the Employee's possession.


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4. RESTRICTIONS. The Employee acknowledges and agrees that in the course of his employment, he will have access to and will become familiar with the Company's services, materials and products and the manner in which they are developed, marketed and provided. The Employee further acknowledges and agrees that the Company has invested considerable time and money in developing these services, products and marketing techniques, and that they are unique and original. The Employee further acknowledges and agrees that the Company desires to keep secret all information divulged to employees of the Company about the Company's business so as not to aid the competitors of the Company. The Company shall, therefore, be entitled to the following protection, which the Employee hereby acknowledges and agrees is reasonable.

a. The Employee shall not, during the "Restricted Period," as hereinafter defined, engage in, work for, assist or be associated with, in any way, or have any interest in, any business which competes with the Company. For the purposes of this Agreement, a "business which competes with the Company" shall include any business, including any person or entity, which manufactures and sells frozen Asian food products to grocery stores, club stores and convenience stores.

b. The Employee shall not, during the Restricted Period, on behalf of the Employee or anyone else, solicit or accept any business similar to that in which the Company has been engaged while the Employee was employed by the Company, including primarily frozen Asian food manufacturing companies, from any of the Company's customers. For the purposes of this Agreement the term the "Company's customers" shall include any person or entity to whom the Company has sold, provided, or has been obligated to provide, any service or product within twelve
(12) months prior to the termination of the Employee.

c. The Employee shall not, during the Restricted Period, engage in any other business duties or pursuits whatsoever, directly or indirectly, except (a) activities approved in writing by the Board of Directors of the Company; (b) directorships in companies not in competition with the Company, or any division, subsidiary or affiliate of the Company; and (c) passive personal investments.

d. The Employee shall not, during the Restricted Period, directly or indirectly, use the names "Kahiki" or "Kahiki Foods" in any business in which he is directly or indirectly engaged, either as an equity owner in a corporation, partnership, association or other entity engaged in such business, or as an employee or independent contractor thereof.

e. The Restricted Period, for the purposes of this Agreement, shall begin upon the date this Agreement is signed by the Employee and shall continue for twelve
(12) months following termination of the Employee's employment. However, if the Employee is sued by the Company for violation of any of the foregoing restrictions, the Employee hereby agrees that the Restricted Period shall be extended to twenty-four (24) months after the date a final judgment is rendered against the Employee by a trial court, or a court of appeals, whichever shall be later.

f. The Employee shall not, on behalf of himself or anyone else, at any time while the Employee is employed by the Company and for twelve (12) months thereafter, offer or assist anyone else to offer any employment or business association to, any person who is, or within twelve (12) months of such offer has been, the Company's employee, agent or representative. Further, during such time, the Employee shall not, on behalf of himself or anyone else, suggest or in any way encourage any of the Company's employees, agents or


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representatives to terminate their employment or business association with the
Company.

g. The Employee shall not, on behalf of himself or anyone else, at any time while the Employee is employed by the Company and for twelve (12) months thereafter, employ or become associated in any business with any person who is, or within twelve (12) months of such offer has been, the Company's employee, agent or representative. In the event the Employee terminates employment with the Company subsequent to May 1, 2007, the restriction contained in this paragraph shall not apply to the Employee becoming associated with either Pathway Solutions of Dublin, Ohio or Club Business Services of San Diego, California.

h. During the period of time the Employee is employed by the Company and thereafter, the Employee shall keep secret and not disclose to anyone or use for the Employee's own benefit or for the benefit of anyone else any information concerning the Company's business, including, but not limited to, the names of the Company's present and former suppliers, employees, agents and representatives, the Company's sales methods, plans or records, any written communication, training and sales tools, any other records not disseminated to the general public, all computer programs and printouts, formulas, devices, processes, and any other information regarded as a "trade secret" under the statutory and common law of Ohio. The Employee may, however, use such information solely as necessary in his work for the Company.

5. COMPENSATION. For and in consideration of all services to be rendered by the Employee in any capacity herein to the Company, and provided the Employee faithfully performs his duties and obligations herein set forth and for so long as the Employee remains the President of the Company, the Company agrees to pay the Employee the following compensation:

a. Salary. The Company shall pay to the Employee a salary (the "Salary") at an annual rate of not less than $190,000 or such larger amount as the Board may from time to time determine. Such Salary shall be payable in accordance with the normal payroll practices of the Company then in effect and subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. The Employee shall be solely responsible for income and earnings taxes imposed on the Employee by reason of any cash or non-cash compensation and benefits provided hereunder. The Salary stated herein shall be retroactive to July 15, 2005, and the Company shall make a lump sum payment to the Employee for the unpaid portion of the Salary from July 15, 2005 to March 31, 2006, within fifteen (15) days of the execution of this Agreement.

b. Benefits. In addition to the payment of the Salary described above: the Employee shall be entitled to participate in any employee benefit plans (including bonus plans) then in effect for similarly situated employees of the Company and receive any other fringe benefits that the Company then provides to similarly situated employees to the extent the Employee meets the eligibility requirements for any such plan or benefit.

c. Expenses. The Company shall pay or reimburse the Employee for reasonable expenses properly incurred by him in connection with his employment, including, but not limited to, transportation expenses, professional, entertainment and promotional expenses, and all other items of reasonable and necessary professional expenses incurred by the Employee in furtherance of


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the Company's business or incurred at the request or direction of the Company and in accordance with Company policy. Subject to such limitations as may non-retroactively be determined by the Board of Directors to be an appropriate limitation, the Company, at the end of each month during the period of this Agreement, will, upon submission of appropriate bills or vouchers, pay all such expenses incurred by the Employee during such month, such payment to be made either directly to the payee named in such bills or vouchers, or to the extent already paid, to the Employee by reimbursement. The Employee agrees to maintain adequate records, in such detail as the Company may reasonably request, for all expenses to be reimbursed by the Company hereunder and to make such records available for inspection as and when reasonably requested by the Company.

d. Vacation. The Employee shall be entitled to not more than an aggregate of four (4) weeks' vacation in each year, not including the usual holidays during which the office of the Company is closed, with a maximum of two (2) weeks to be taken consecutively. Vacations shall be taken at a time or at times mutually agreed between the Company and the Employee. Vacation days may not be accumulated from year to year.

6. TERMINATION PAYMENTS. If the Employee's employment with the Company terminates for whatever reason, the Company will pay the Employee any portion of the Salary accrued hereunder on or prior to the date of termination but not paid, which payment shall be due and payable within 7 days of the date of termination. If the Employee's employment with the Company terminates pursuant to Section 3(g) hereof, the Company will continue to pay the Employee an amount equal to the Employee's Salary (at the rate in effect at the time of termination of employment) for twelve months following the termination of employment.

The forgoing payments upon termination shall constitute the exclusive payments due the Employee upon termination under this Agreement, but shall have no effect on any benefits which may be due the Employee under any plan of the Company which provides benefits after termination of employment. The foregoing payments shall not be reduced or mitigated by virtue of any amounts received by the Employee from any other source or employer following termination hereof.

7. COMPANY'S AUTHORITY. The Employee agrees to observe and comply with the rules and regulations of the Company as adopted by the Company's Board and anyone so authorized by the Board to adopt such rules and regulations respecting performance of his duties and to carry out and to perform orders, directions and policies stated by the Company to him, from time to time, either orally or in writing.

8. EMPLOYEE BENEFITS. Nothing in this Agreement shall be construed as limiting or restricting any benefit to the Employee, his legal representatives or beneficiaries under any pension, profit-sharing or similar retirement plan, or under any group life or group health or accident or other plan of the Company, for the benefit of its employees generally or a group of them, now or hereafter in existence, nor shall any payment under this Agreement be deemed to constitute payment to the Employee, his legal representatives or beneficiaries in lieu of, or in reduction of, any benefit or payment under any such plan.


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9. NOTICES. All notices required or permitted by any party under this Agreement shall be served upon the other party by U.S. Mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the respective parties at their respective addresses as set forth below:

To Company:   Kahiki Foods, Inc.
              1100 Morrison Road
              Gahanna, Ohio 43230

To Employee:  Alan L. Hoover
              6324 Deeside Drive
              Dublin, Ohio 43017

Delivery shall be deemed complete on the date of actual delivery as shown by the addressee's registered or certification receipt. The addresses to which such notices or demands shall be delivered or sent may be changed from time to time by notice served as hereinabove provided by either party to the other party.

10. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or written relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other times.

11. LIFE INSURANCE. The Company may, in its discretion, at any time after the execution of this Agreement, provide for and procure as owner and for its own benefit, insurance on the life of the Employee in such amounts and in such form or forms as the Company may choose, in which policy or policies the Employee shall have no interest whatsoever. Employee shall, at the request of the Company, fully cooperate with the Company to enable the Company to obtain such insurance in force, and shall submit to such medical examination, supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for such insurance.

12. BREACH OF AGREEMENT. The Employee understands that any breach or threatened breach by him of this Agreement will cause the Company irreparable harm and injury and that the Company should have the right to obtain an injunction in court against him. This right would be in addition to any other right the Company would have against the Employee if he breaches this Agreement. Therefore, whenever the Company may apply for a restraining order or injunction against the Employee for breaching or threatening to breach this Agreement, the Employee waives any notice to which he might be entitled, and he consents to such order or injunction. The Employee further agrees that any bond required of him in connection with any restraining order or preliminary injunction shall not exceed $100.00. If the Company should decide to proceed against the Employee in the Franklin County, Ohio, Common Pleas Court or the United States District Court for the Southern District of Ohio, on any cause of action, the Employee agrees that such Court shall have jurisdiction over him, regardless of where he may be at the time of such proceedings.

The covenants on the part of the Employee set forth in Paragraphs 2 and 4 of this Agreement shall be construed as agreements independent of any other provisions of this Agreement; and the existence of any claim or causes of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of these covenants.


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13. SEVERABILITY. The invalidity or unenforceability of any term or provision, or any clause or portion thereof, of this Agreement shall in no way impair or affect the validity or enforcement of any other provision of this Agreement, which shall remain in full force and effect.

14. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and any and all prior correspondence, conversations, agreements or memoranda are merged herein and replaced hereby. No change, alteration, or modifications may be made except in writing signed by both parties hereto.

15. BENEFIT. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except that the Company may assign or transfer this Agreement to a successor organization in the event of a merger, consolidation or transfer or sale of all or substantially all of the assets of the Company; provided, however, that in the case of any such assignment or transfer, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of, such successor corporation which shall discharge and perform all the obligations of the Company hereunder.

16. GOVERNING LAW. This Agreement is entered into in Ohio and shall be governed by the laws of Ohio.

EMPLOYEE HAS CAREFULLY READ AND CONSIDERED THE RESTRICTIVE COVENANTS CONTAINED IN THIS AGREEMENT AND AGREES THAT THE RESTRICTIVE COVENANTS ARE FAIR AND REASONABLE AND REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE COMPANY, ITS BUSINESS, OFFICERS, DIRECTORS AND EMPLOYEES. THE EMPLOYEE FURTHER AGREES THAT THESE RESTRICTIONS SHALL NOT IMPAIR THE EMPLOYEE'S ABILITY TO SECURE EMPLOYMENT WITHIN THE FIELD(S) OF THE EMPLOYEE'S CHOICE INCLUDING, WITHOUT LIMITATION, THE FIELD IN WHICH THE EMPLOYEE IS, WILL BE, OR HAS BEEN EMPLOYED BY THE COMPANY.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement at Columbus, Ohio as of the day and year first set forth above.

COMPANY:
KAHIKI FOODS, INC.


By: /s/ Alice W. Tsao                      /s/ Bradford M. Sprague
    ------------------------------------   -------------------------------------
    Alice W. Tsao, Chairwoman


                                           /s/ Andrew J. Federico
                                           -------------------------------------


EMPLOYEE:


/s/ Alan L. Hoover                         /s/ Bradford M. Sprague
----------------------------------------   -------------------------------------
Alan L. Hoover


                                           /s/ Andrew J. Federico
                                           -------------------------------------


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